UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 5, 2012

ASPECT SOFTWARE GROUP HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	333-170936	98-0587778
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

300 Apollo Drive

Chelmsford, Massachusetts 01824

(Address of principal executive offices, zip code)

(978) 250-7900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2012, Aspect Software, Inc. (“Aspect”) announced that Mohamad Ali began service as the Chief Executive Officer of the Workforce Optimization Division of Aspect. Prior to joining Aspect, Mr. Ali, age 41, worked at Avaya, Inc., where he served as Senior Vice President and President, Avaya Global Services from April 2011 until April 2012, Senior Vice President, Corporate Development and Strategy from December 2009 to April 2011, and Senior Vice President, Corporate Development from July 2009 to December 2009. Before joining Avaya, Inc., Mr. Ali worked at International Business Machines Corporation (IBM) for 13 years and served as Vice President, Business Development and Strategy for IBM’s Information Management Division from 2005 until July 2009.

In connection with his appointment, Mr. Ali entered into an employment agreement with Aspect. Pursuant to the terms of the agreement, Mr. Ali’s base salary shall be $600,000 per year and he shall be entitled to participate in Aspect’s annual cash incentive bonus plan, with a target annual bonus of 80% of base salary. The agreement also provides that Mr. Ali shall receive two transition bonuses of $350,000 each, payable on October 1, 2013 and October 1, 2014, respectively, if Mr. Ali is an Aspect employee on such dates. In the event Mr. Ali is terminated without cause or he resigns for good reason, he shall be entitled to continue to receive his base salary for twelve months from the date of his termination, plus an amount equal to his incentive bonus during the previous fiscal year from the date of termination, plus an additional amount if such termination or resignation occurred before October 1, 2013. If Mr. Ali is terminated for cause, resigns for good reason or his employment terminates as result of death or disability, he shall be entitled to receive all compensation, reimbursements and other amounts earned through the date of his termination.

The foregoing description of Mr. Ali’s employment agreement does not purport to be complete and is qualified in its entirety by the text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Also in connection with his appointment, Mr. Ali was granted options to purchase 6,683,244 Class A-2 shares of Aspect Software Group Holdings Ltd. (“Parent”) in accordance with a share option agreement pursuant to Parent’s 2003 Share Purchase and Option Plan. The share option agreement provides, among other things, that Mr. Ali’s options shall vest over four years, with 25% becoming vested on the first anniversary and the remainder vesting ratably each quarter from the first through the fourth anniversaries of the grant date, provided that Mr. Ali is continuously employed by Parent or its subsidiaries as of such date. This award is subject to accelerated vesting in certain circumstances, including in connection with certain terminations or a sale of the company. The foregoing description of Mr. Ali’s share option agreement does not purport to be complete and is qualified in its entirety by the text of the agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

On June 5, 2012, Aspect issued a press release announcing the appointment of Mr. Ali, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Executive Employment Agreement by and between Mohamed Ali and Aspect Software, Inc., dated as of April 2, 2012.

10.2	Share Option Agreement between Aspect Software Group Holdings Ltd. and Mohamad Ali, dated as of April 2, 2012.

99.1	Press Release, dated June 5, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPECT SOFTWARE GROUP HOLDINGS LTD.

Date: June 5, 2012	By:	/s/ Michael J. Provenzano III
	Name:	Michael J. Provenzano III
	Title:	Executive Vice President and Chief Financial Officer